UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

Northwest Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-3306718

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

21720 — 23rd Drive S.E., Suite 100 Bothell, Washington	98021

(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box: [ ]	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: [X]

Securities Act registration statement file number to which this form relates: 333-67350

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

None	N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Capital Stock,” commencing at page 61 of the Prospectus included in the Registrant’s Amendment No. 5 to its Registration Statement on Form S-1 (File No. 333-67350) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on December 7, 2001, and is incorporated herein by reference.

Item 2. Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

3.1	Fifth Amended and Restated Certificate of Incorporation (1)
3.2	Bylaws of the Registrant.(1)
4.1	Specimen Common Stock Certificate.(2)
10.20	Amended and Restated Investors’ Rights Agreement dated March 1999. (3)
10.21	Series D Investors’ Rights Agreement dated October 2000. (3)

(1)	Filed as the like numbered exhibit to the Registration Statement filed with the Commission on August 13, 2001.

(2)	Filed as the like numbered exhibit to Amendment No. 3 to the Registration Statement filed with the Commission on November 14, 2001.

(3)	Filed as the like numbered exhibit to Amendment No. 1 to the Registration Statement filed with the Commission on October 10, 2001.

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Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this Registration Statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 7, 2001	NORTHWEST BIOTHERAPEUTICS, INC. (Registrant)

By	/s/Daniel O. Wilds Daniel O. Wilds Chairman of the Board, President and Chief Executive Officer

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